   As filed with the Securities and Exchange Commission on December 29, 1997

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                     FORM S-8

                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933


                              Axsys Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                            11-1962029
-------------------------------                            -----------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                     645 Madison Avenue, New York, NY 10022
           --------------------------------------------------------------
             (Address of principal executive offices and zip code)


             Axsys Technologies, Inc. Long-Term Stock Incentive Plan
           --------------------------------------------------------------
                              (Full title of the plan)

                                 Louis D. Mattielli
                               Axsys Technologies, Inc.
                                645 Madison Avenue
                                New York, NY 10022
           --------------------------------------------------------------
                       (Name and address of agent for service)

                                  (212) 593-7900
           --------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------
                      Amount of            Proposed            Proposed
 Title of             Additional           Maximum             Maximum
Securities            Securities           Offering           Aggregate           Amount of
   to be                to be               Price              Offering          Registration
Registered            Registered          Per Share             Price                Fee


Common Stock
                      320,600               (1)                 (1)                (1)
$0.01 par value                                                                   $2,137.00
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the registration fee as to 172,600 shares, which shares are not currently subject to options granted pursuant to the Plan, is based upon a price of $18.82 per share, the average of the high and low share price for the Registrant's Common Stock reported on the Nasdaq National Market System for the Common Stock for the five (5) previous trading days ending December 26, 1997. The amount of the registration fee includes $1,211 as to 148,000 options granted at an exercise price of $27.00 per share.

                                EXPLANATORY NOTE

    This Registration Statement on Form S-8 relates to an amendment and restatement to the Axsys Technologies, Inc. Long-Term Stock Incentive Plan (the "Plan") which increased the number of shares of common stock, par value $.01 per share (the "Common Stock"), to be issued thereunder by 320,600 shares. The Company changed its name from "Vernitron Corporation" to Axsys Technologies, Inc. in December 1996. The Plan's name was also changed in August, 1997 to reflect the change in the Company's name. The contents of the Company's Registration Statement on Form S-8 (File No. 33-09559), filed with the Securities and Exchange Commission (the "Commission") on August 5, 1996, are hereby incorporated by reference pursuant to Instruction E of form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 320,600 shares of common stock not previously registered.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K");

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and June 30, 1997;

    (c) The Company's Current Reports on Form 8-K and Form 8-K/A (Amendment No.
1) in each case dated as of June 13, 1997; and

    (d) The description of the common stock of the Company, $.01 par value per share (the "Common Stock"), which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registration Statement on Form 8-A dated August 1, 1991.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4. Description of Securities

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.

    The opinion regarding the legality and validity of securities to be issued is being rendered by Louis D. Mattielli, Vice President, General Counsel and Secretary of the Company who is a participant in the Plan and a Trustee thereof and holds options granted thereunder.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 7(a) of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the extent permitted by Section 145. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions,the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 7(b) of the Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by
Section 102(a)(7). The Registrant has also entered into indemnification agreements with its officers and directors. The Registrant also maintains a directors' and officers' insurance policy which is designed, among other things, to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification obligations of the Registrant. Such policy provides for coverage of $10,000,000.

    The Plan provides that the members of the committee administering the Plan shall be indemnified by the Company against certain liabilities and expenses arising out of the performance by such persons of their duties in such capacities.

    The foregoing statements are subject to the detailed provisions of
Section 102(a)(7) of the DGCL, Sections 7(a) and (b) of the Certificate of Incorporation of the Registrant and such agreements, policies and documents, as applicable.

Item 7. Exemption from Registration Claimed.

    Not Applicable.

Item 8. Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement:



       Exhibit
        Number                                            Description
       -----                                              ------------

       4.1          Specimen form of the Company's Common Stock Certificate.

       4.2          Restated Certificate of Incorporation of the Company (filed as Exhibit 3.4 to Amendment No. 2 to the
                    Company's Registration Statement (File No. 333-36027) on Form S-1 and incorporated herein by reference).

       4.3          Bylaws of the Company (filed as Exhibit 1 to the Company's Report on Form 8-A dated August 8, 1991, as amended ("Form 8-A") and incorporated herein by reference).

       4.4          Axsys Technologies, Inc. Long-Term Stock Incentive Plan (filed as Exhibit C to the Company's Proxy
                    Statement dated September 23, 1997 and incorporated herein by reference).

       5.1          Opinion of Counsel as to the validity of the shares of Common Stock covered by the Registration
                    Statement.

      23.1          Consent of Arthur Andersen, L.L.P.

      23.2          Consent of Counsel (included in Exhibit 5.1).

      24.1          Powers of Attorney (included on signature page).


Item 9. Undertakings.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated be reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX
                                 -------------
    The following exhibits are filed with or incorporated by reference into this Registration Statement:



         Exhibit
          Number                                                    Description
        -----------                                                 -----------

       4.1           Specimen form of the Company's Common Stock Certificate.

       4.2           Restated Certificate of Incorporation of the Company (filed as
                     Exhibit 3.4 to Amendment No. 2 to the Company's Registration
                     Statement (File No. 333-36027) on Form S-1 and incorporated herein by reference).

       4.3           Bylaws of the Company (filed as Exhibit 1 to the Company's
                     Report on Form 8-A dated August 8, 1991, as amended ("Form
                     8-A") and incorporated herein by reference).

       4.4           Axsys Technologies, Inc. Long-Term Stock Incentive Plan (filed as Exhibit C to the Company's Proxy Statement dated September 23, 1997 and incorporated herein by reference).

       5.1           Opinion of Counsel as to the validity of the shares of Common
                     Stock covered by the Registration Statement.

      23.1           Consent of Arthur Andersen, L.L.P.

      23.2           Consent of Counsel (included in Exhibit 5.1).

      24.1           Powers of Attorney (included on signature page).


                                  SIGNATURES
                                  ----------

    The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of December, 1997.

                                AXSYS TECHNOLOGIES, INC.

                                By:  /s/ Raymond F. Kunzmann
                                     -----------------------------
                                     Raymond F. Kunzmann
                                     Vice President--Finance and Controller


                               POWER OF ATTORNEY
                               -----------------

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis D. Mattielli, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.




Date:    December 29, 1997                     /s/ Stephen W. Bershad
                                               ---------------------------
                                               Stephen W. Bershad
                                               Director, Chairman of the Board
                                               and Chief Executive Officer

Date:    December 29, 1997                     /s/ Anthony J. Fiorelli, Jr.
                                               ---------------------------
                                               Anthony J. Fiorelli, Jr.
                                               Director





Date:    December 29, 1997                     /s/ Eliot M. Fried
                                               ---------------------------
                                               Eliot M. Fried
                                               Director

Date:    December 29, 1997                     /s/ Richard V. Howitt
                                               ---------------------------
                                               Richard V. Howitt
                                               Director

Date:    December 29, 1997                     /s/ Raymond F. Kunzmann
                                               ---------------------------
                                               Raymond F. Kunzmann
                                               Vice President--Finance and
                                               Controller
